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                                                                    Exhibit 23.3

                           ROBERTS & SCHAEFER COMPANY
                            Engineers & Contractors
                               Western Operation
                            5225 Wiley Post Way #300
                           Salt Lake City, Utah 84116
                             Phone:  (801) 364-0900
                             Fax:  (801) 364-0909
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June 24, 1996




Canyon Resources Corporation
14142 Denver West Parkway, Suite 250
Golden, CO  80401


Gentlemen:

We hereby consent to the incorporation by reference, into the Registration Statement of Canyon Resources Corporation (the "Company") on Form S-3 governing the registration of 6,367,070 shares of the Company's common stock in connection with the redemption of the Company's 6% Convertible Subordinated Notes, of our reports entitled "Fatal Flaw Review of the Briggs Gold Project Feasibility Study" and "Briggs Gold Project Feasibility Study - Volume 1 - Executive Summary" both dated February 1994, as referred to in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

Sincerely,

ROBERTS & SCHAEFER COMPANY


/s/ Brian Petersen

Brian C. Petersen
Vice President of Operations